SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549

                                                AMENDMENT NO. 1 TO

                                                     FORM 8-K

                                                  CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 10, 1997

                           Southern Security Bank Corporation
                    -----------------------------------------------
                (Exact name of registrant as specified in its charter)


     Delaware                       0-22911                65-0325364
---------------------------------------------------------------------------
(State or other jurisdiction       Commission             (IRS Employer
 of incorporation)                 File Number)         Identification No.)


                3475 Sheridan Street, Hollywood, Florida 33021
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code (561) 416-1100

                   Southern Security Financial Corporation
                  -------------------------------------------
                  (Former name, if changed since last report)


              278-A New  Dorp  Lane,  Staten Island,  New  York 10306-3036
       -------------------------------------------------------------------
       (Former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

         Pursuant  to  Item  7(a)(4)  of  Form  8-K,  this  Amendment   contains
additional financial information required by Form 8-K that was not included in the original Form 8-K of the Registrant dated November 10, 1997 (the
"Form 8-K"). Such information includes (a) pro forma financial information showing the business combination, (b) statistical disclosure for bank holding companies required by Industry Guide 3 of the Securities and Exchange Commission, and (c) interim financial information for the period ended
September 30, 1997. In addition, the Registrant's audited financial statements for the periods ended December 31, 1996 and December 31, 1995 (the "Financial Statements") that were filed as part of the Form 8-K have been revised to provide additional disclosures are being refiled as part of this Amendment.
The Financial Statements filed in the form 8-K are superceded and replaced in their entirety by the Financial Statements contained in this Amendment.

         No additional exhibits are filed herewith.

Southern Security Financial Corporation (SSFC) was incorporated on October 4, 1996 in the state of Delaware. Effective November 10, 1997, SSFC acquired Southern Security Bank Corporation (SSBC), in a stock for stock exchange. Prior to the acquisition of SSBC, SSFC was a "public shell" company, with no significant operations or assets. The acquisition of SSBC was accounted for as a reverse acquisition. Under a reverse acquisition, SSBC is treated for accounting purposes as having acquired SSFC and the historical financial statements of SSBC become the historical financial statements of SSFC. Therefore, all references to the historical activities of the Company refer to the historical activities of SSBC. The following pro forma balance sheet reflects the financial condition of Southern Security Bank Corporation as of September 30, 1997 as if the reverse acquisition had occurred on that date and the proforma statements of income reflect the results of operations for year ended December 31, 1996 and the nine months ended September 30, 1997 as if the reverse acquisition had occurred on January 1, 1996, which is prior to October 4, 1996, the date of inception of Southern Security Financial Corporation.

                                              Southern Security Bank Corporation and subsidiary
                                                           Pro Forma Balance Sheet
                                                             September 30, 1997

                                             Southern          Southern
                                             Security          Security            Pro
                                               Bank            Financial          Forma               Pro
                                            Corporation       Corporation       Eliminations          Forma
                                            -----------       -----------       ------------          -----
ASSETS                                               (Dollars in Thousands)

Cash and cash equivalents                      3,146               --                   --            3,146
Securities                                     3,405               --                   --            3,405
Loans                                         10,346               --                   --           10,346
Other assets                                   1,112                6                   --            1,118
                                            --------          -------              -------           ------
                                              18,009                6                   --           18,015
                                            ========          =======              =======           ======
LIABILITIES AND STOCKHOLDERS'
EQUITY

Liabilities:
         Noninterest-bearing deposits          3,906               --                   --            3,906
         NOW, money market and
         savings accounts                      5,923               --                   --            5,923
         Time deposits                         6,753               --                   --            6,753
                                            --------          -------              -------           ------
           Total deposits                     16,582               --                   --           16,582
         Other liabilities                       393               --                   --              393
                                            --------          -------              -------           ------
           Total liabilities                  16,975               --                   --           16,975

Minority interest in subsidiary                   31               --                   --               31

Stockholders' equity                           1,003                6                   --            1,009
                                            --------          -------              -------           ------
                                              18,009                6                   --           18,015
                                            ========          =======              =======           ======





                                             Southern Security Bank Corporation and Subsidiary
                                                       Pro Forma Statement of Income
                                                    Nine Months ended September 30, 1997


                                                Southern                Southern
                                                Security                Security                   Pro
                                                  Bank                  Financial                 Forma                  Pro
                                               Corporation             Corporation            Eliminations              Forma
                                               -----------             -----------            ------------              -----

                                                                         (Dollars in Thousands)

Net interest income                                661                     --                      --                     661

Other income                                       122                     --                      --                     122

Other expenses                                   1,415                     --                      --                   1,415
                                                 -----                   -------                 -------                -----

Net loss before minority interest in net
loss of subsidiary                               (632)                     --                      --                    (632)

Minority interest in net loss of subsidiary         4                      --                      --                       4
                                                 --------                -------                 ------                 -----

Net loss                                         (628)                     --                      --                    (628)
                                                 ======                  ======                  ======                 ======

Net loss per common share and
common equivalent share                           0.04                     --                      --                     0.04
                                                 ======                  ======                  ======                 ======


                                             Southern Security Bank Corporation and Subsidiary
                                                       Pro Forma Statement of Income
                                                        Year ended December 31, 1996


                                               Southern                Southern
                                               Security                Security                   Pro
                                                 Bank                  Financial                 Forma                  Pro
                                              Corporation             Corporation            Eliminations              Forma
                                              -----------             -----------            ------------              -----

                                                                         (Dollars in Thousands)

Net interest income                                813                     --                      --                    813

Other income                                       107                     --                      --                    107

Other expenses                                   1,482                     --                      --                  1,482
                                                 -----                   -------                -------                -----

Net loss before minority interest
in net loss of subsidiary                         (562)                    --                      --                   (562)

Minority interest in net loss of subsidiary          7                     --                      --                      7
                                                --------                -------                 ------                 -----

Net loss                                          (555)                    --                      --                   (555)
                                                 ======                  ======                  ======                 =====
Net loss per common share and
common equivalent share                           0.05                     --                      --                   0.05
                                                 ======                  ======                  ======                =====

                                                     Southern Security Bank Corporation
                                                       Average Balance Sheet Analysis


                                                                              Year Ended December 31,
                                                         ----------------------------------------------------------------------
                                           December 31,               1996                              1995
                                              1996       -----------------------------------  ---------------------------------
                                             Average      Average                 Average     Average                Average
                                            Yield/Rate    Balance   Interest      Yield/Rate  Balance  Interest      Yield/Rate
                                            ----------     ------   --------      ----------  -------  --------      ----------

                                                                       (Dollars in Thousands)

Assets:

     Interest-earning assets:

       Investments (1)                           7.86%      4,100        280           6.83%   2,269         159          7.01%

       Federal funds sold                        5.27%        855         47           5.50%   1,556         118          7.58%

       Loans receivable                          9.84%     10,811      1,078           9.97%   8,635         883         10.23%
                                                           ------     ------         ------    -----      ------         -----

     Total interest earning assets                         15,766      1,405           8.91%  12,460       1,160          9.31%
                                                                      ------         ------                -----         -----
     Noninterest-earning assets                             1,834                              3,053
                                                           ------                              -----

        Total                                              17,600                             15,513
                                                           ======                             ======

     Liabilities and Stockholders' Equity:

     Interest-bearing liabilities:

     NOW and money market accounts               2.47%      4,706        117           2.49%   4,943         158          3.20%

     Savings accounts                            2.11%        273          6           2.20%     461           9          1.95%

     Certificates of deposit                     5.91%      7,788        458           5.88%   5,663         349          6.16%

     Other                                                    165         11           6.67%     100           9          9.00%
                                                           ------     ------          ------  ------      ------         -----

       Total interest-bearing liabilities                  12,932        592           4.58%  11,167         525          4.70%
                                                                      ------          ------              ------         -----

     Noninterest-bearing liabilities                        3,789                              3,506



Stockholders' equity                                          879                                840
                                                             ----                               ----

 Total                                                     17,600                             15,513
                                                           ======                              =====

Net interest income and net yield on interest-                           813           5.16%                 635          5.10%
earning assets                                                        ======           =====               =====          =====


(1) Includes investment securities and Federal Reserve Bank Stock


                                                     Southern Security Bank Corporation
                                         Analysis of Changes in Interest Income and Interest Expense


                                                                 Year Ended December 31,
                                ---------------------------------------------------------------------------------------
                                               1996 vs. 1995                                 1995 vs. 1994
                                     Increase (Decrease) Attributable to          Increase (Decrease) Attributable to
                                -------------------------------------------      --------------------------------------

                                Volume        Rate     Rate/Volume      Net       Volume        Rate    Rate/Volume Net
                                ------        ----     -----------      ---       ------        ----    ----------- ---
                                                                   (Dollars in Thousands)

Interest income on:

Investments                       128           (4)           (3)        121           17          51        11     79

Federal funds sold                (53)         (32)           14         (71)          24          34        21     79
Loans receivable                  223          (22)           (6)        195          165          87        23    275
                                -----          ----          ----       ----         ----        ----       ---    ----

  Total interest income on
  interest-earning assets         298          (58)            5         245          206         172        55    433
                                 ----          ----          ----       ----         ----        ----       ---    ----

Interest expense on:

NOW and money market accounts
                                   (8)         (35)            2         (41)           3          46         2     51

Savings Accounts                   (4)           1             0          (3)          (3)         (1)        0     (4)

Certificates of deposit           131          (16)           (6)        109          139          47        86    272

Other                               6           (2)           (2)          2            0           1         0      1
                                -----          ----          ----       ----          ---         ---       ---    ---

  Total interest expense on
  interest-bearing                125        (52)             (6)         67          139          93        88    320
  liabilities                    ----       ----             ----       ____         ____        ____      ____   ____

Increase (decrease) in net
 interest income                  173        (6)              11         178           67          79      (33)    113
                                  ===        ===             ===         ==            ==          ==      ====    ===



                                                     Southern Security Bank Corporation
                                                    Maturities of Investment Securities
                                                             December 31, 1996




                                                    After One Year      After Five Years
                              One Year or Less    Through Five Years   Through Ten Years     After Ten Years        Total
                             ------------------- --------------------  -------------------   ------------------  -----------------
                                         Weighted             Weighted              Weighted            Weighted           Weighted
                             Carrying    Average  Carrying    Average   Carrying    Average  Carrying   Average  Carrying  Average
                               Value       Yield   Value       Yield     Value      Yield    Value      Yield     Value    Yield
                             --------   --------  --------   --------   --------   --------  --------   -------  --------  -------
                                                           (Dollars in Thousands)
Mortgage-backed securities:

Held to maturity                   --        --%   $709,555     6.57%      $  --     --%       $ --       --%   $ 709,555    6.57%
available for Sale             72,220       1.94    301,115      7.25    411,290    6.62     592,920     6.40   1,377,545    6.42

U.S. government
corporations and agencies:

Held to maturity                   --         --         --        --    899,327    6.86     500,000      7.33  1,399,327    7.03
available for sale                 --         --         --        --         --      --         --        --         --       --
                                 ----       ----       ----      ----       ----    ----        ----      ----    ----       ----

  Total                       $72,220      1.94% $1,010,670     6.77% $1,310,617    6.78% $1,092,920     6.83%  $3,486,427   6.69%
                              ======       ====     =======      ====     ======    ====   =========      ====       =====   ====

Loan Maturity Schedule: The following schedule sets forth the time to contractual maturity of the Bank's loan portfolio at December 31, 1996. Loans which have adjustable rates and fixed rates are all shown in the period of contractual maturity. Demand loans, loans having no contractual maturity and overdrafts are reported as due in one year or less.


                                                                   One year                One to              Over
                                             Total                  or less              Five Years         Five Years  Nonaccrual
                                             -----                  -------              ----------         ----------  ----------

Residential Real Estate

    Fixed rate                             $1,508,735                    $ --            $   299,449        $ 1,160,867  $  48,419

    Adjustable rate                         2,145,628                  25,142                250,309          1,870,177         --



Consumer

    Fixed rate                                752,361                   9,761                735,381                --       7,219

    Adjustable Rate                           162,700                  97,371                 65,329                --          --



Commercial

    Fixed rate                              1,157,579                 474,227                264,149             419,203         --

    Adjustable rate                         2,483,872               1,870,314                613,558                --          --



Commercial Real Estate

    Fixed Rate                              1,272,752                 294,941                385,609            592,202         --

    Adjustable Rate                         2,069,333                 612,930              1,242,990            213,413         --



Other                                          57,953                  57,953                     --                 --         --

                                          $11,610,913              $3,442,639             $3,856,774         $4,255,862    $55,638
                                             ========                ========               ========           ========     ======

Fixed rate loans due after one year total approximately $3.9 million and adjustable rate loans due after one year total approximately $4.2 million. Adjustable rate loans which reprice after December 31, 1997 total approximately
$500,000 at December   1996.  The following table sets forth
information with respect to nonperforming assets identified by the Bank, including nonaccrual loans, loans past due 90 days or more and still accruing and real estate owned at December 31, 1996 and 1995.



                                              1996                      1995
                                              ----                      ----

                                                   (Dollars in Thousands)
Nonaccrual loans

  Real Estate                                   48                         -

  Installment                                    8                         -

Accrual loans - Past Due 90 days or more

  Real Estate                                   98                        --

  Restructured loans                            --                        --

  Real estate owned                            490                       490
                                               ---                       ---

      Total nonperforming assets               644                       490
                                              ====                      ====



                                       Southern Security Bank Corporation
                                           Allowance for Loan Losses
                                          December 31, 1996 and 1995


The following table sets forth the composition of the allowance for loan losses by type of loan at the dates indicated. The allowance is allocated to specific categories of loans for statistical purposes only, and may be applied to loan losses incurred in any loan category.

                                                      1996                                           1995
                                                      ----                                           ----

                                             Amount of          Amount of Loans to          Amount of          Amount of Loans to
                                             Allowance             Gross Loans              Allowance              Gross Loans
                                             -------------------------------------          -------------------------------------

                                                                          (Dollars in Thousands)

Commercial                                   $   53,688                 31.43%              $   52,291                  28.78%

Commercial Real Estate                           49.274                 28.85%                  35,882                  19.11%

Residential Real Estate                          77,561                 31.32%                  60,891                  33.52%

Consumer                                         14,763                  7.90%                  33,385                  18.38%

Other                                               854                  0.50%                     383                   0.21%
                                                    ---                  -----                    ----                   -----

  Total Allowance for loan losses          $    196,140                100.00%            $    182,832                 100.00%
                                                =======                =======                 =======                 =======


Activity in the Bank's allowance for loan losses for the years ended December 31, 1996 and 1995 was as follows:


                                                                            1996                                    1995
                                                                            ----                                    ----

Balance, beginning                                                  $    182,832                            $    168,767
                                                                         -------                                 -------

Amounts charged off:

  Consumer loans                                                         (5,326)                                       -

Recoveries of amounts charged off:

  Commercial loans                                                        10,634                                  14,065
                                                                          ------                                  ------

Net (charge-offs) recoveries                                               5,308                                  14,065
                                                                           -----                                  ------

Provision for loan losses                                                  8,000                                       -
                                                                           -----                                      --

Balance, ending                                                     $    196,140                            $    182,832
                                                                         =======                                ========

                                                       Southern Security Bank
                                                          Deposit Accounts
                                                          December 31, 1996


                                                        1996                                              1995
                                                        ----                                              ----

                                                     Weighted           % of                            Weighted           % of
                                      Amount       Average Rate       Deposits          Amount        Average Rate       Deposits
                                      ------        -----------      ----------        --------       -----------        --------
                                                                                                           -

Noninterest bearing accounts           5,847,168           0.00%           32.03%        3,615,650            0.00%           19.81%

Interest-bearing accounts:

   NOW accounts                        1,167,277           1.91%            6.39%        1,220,545            1.83%            6.69%

   Money Market deposit accounts       3,584,884           2.63%           19.64%        3,400,278            3.08%           18.63%

Savings Accounts                         363,789           2.11%            1.99%          297,727            2.21%            1.63%

Time Deposits                          7,293,085           5.91%           39.95%        7,901,979            5.85%           43.28%
                                       ---------                                         ---------

    Total Deposits                    18,256,203                                        16,436,179
                                      ==========                                            ======

As of december 31, 1996, the aggregate amount of time certificates of deposit in amount greater than or equal to $100,000 was $2,090,012. The following table presents the maturity distribution of these time certificates of deposit at December 31, 1996.


3 months or less                          $  990,012
Over 3 months through 6 months               500,000
Over 6 months through 12 months              300,000
Over 12 months                               300,000
                                            --------
   Total                                 $ 2,090,012
                                           =========


The following table sets forth information with respect to the return on assets and the return on equity for the years ending December 31, 1996 and 1995, and the ratio of average equity to average assets for those years.

                                                  1996                   1995
                                                  ----                   ----
                                                      (Dollars in Thousands)
Net loss                                            (555)                 (714)

Average total assets                              17,600                15,513

Average total equity                                 879                   840

Return on average assets                            (3.2)%                (4.6)%

Return on average equity                           (63.1)%               (85.0)%

Equity to assets ratio                               5.0%                  5.4%

There were no dividends declared in the years ended December 31, 1996 and 1995.




SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
September 30, 1997 and 1996

ASSETS                                         1997                       1996

Cash and due from banks                     $        1,526,000 $       1,627,000
Federal funds sold                                   1,620,000           346,000
                                            ------------------------------------
   Total cash and cash equivalents                   3,146,000         1,973,000
Securities held to maturity                          2,683,000         2,125,000
Securities available for sale                          722,000         1,453,000
Loans, net of allowance for loan losses
   1997 $190,000; 1996 $191,000                     10,346,000        10,255,000
Premises and equipment                                 389,000           415,000
Other real estate owned                                451,000           490,000
Other assets                                           272,000           214,000
                                            ------------------------------------
                                            $        18,009,000 $     16,925,000
                                            ====================================



LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

   Noninterest-bearing deposit              $        3,906,000 $       3,660,000
   NOW, money market and savings accounts            5,923,000         4,541,000
   Time deposits                                     6,753,000         7,278,000
                                            ------------------------------------
       Total deposits                               16,582,000        15,479,000
   Other borrowings                                    100,000           250,000
   Other liabilities                                   293,000           339,000
                                            ------------------------------------
        Total liabilities                           16,975,000        16,068,000
                                            ------------------------------------
Minority interest in subsidiary                         31,000            40,000
                                            ------------------------------------
Stockholders' equity:

   Capital stock and paid-in-capital                 4,252,000         3,338,000
   Accumulated (deficit)                            (3,247,000)       (2,479,000)
   Unrealized gain (loss) on securities available for
       sale, net                                        (2,000)          (42,000)
                                            -------------------------------------

        Total stockholders' equity                   1,003,000           817,000
                                            -------------------------------------

                                            $       18,009,000  $     16,925,000
                                              ==================================

See Notes to Consolidated Financial Statements

SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

CONSOLIDATED  STATEMENTS OF INCOME Nine Months Ended September 30, 1997 and 1996


                                              1997                       1996

Interest Income                             $        1,090,000 $       1,070,000
Interest expense                                       429,000           450,000
                                            ------------------------------------

      Net interest income                              661,000           620,000
Provisions for loan losses                                                 8,000
                                            ------------------------------------

      Net interest income after provision
      for loan losses                                  661,000           612,000
Other Income                                           122,000            79,000
                                            ------------------------------------

Other expenses:
      Salaries and employee benefits                   753,000           526,000
      Occupancy and equipment                          242,000           241,000
      Other                                            420,000           344,000
                                            ------------------------------------

      Total other expenses                           1,415,000         1,111,000
                                            ------------------------------------
      Net (loss) before minority interest in
        net loss of subsidiary                       (632,000)         (420,000)
Minority interest in net loss of subsidiary             4,000             5,000
                                            ------------------------------------

       Net (loss)                           $         (628,000) $       (415,000)

                                            ====================================
Net loss per common share and common
equivalent share                            $            (0.04) $          (0.04)
                                            ====================================

See Notes to Consolidated  Financial  Statements

SOUTHERN  SECURITY BANK
CORPORATION AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, 1997 and 1996


                                                                        1997                          1996
                                                                        ----                          ----

Cash Flows From Operating Activities

  Net (loss)                                                          $  (628,000)                 $   (415,000)

  Adjustments to reconcile net (loss) to net cash provided by operating activities:

    Provision for loan losses                                                    -                         8,000

    Depreciation and amortization                                           55,000                        47,000

    Capital stock issued as compensation to officers                       207,000                            --
                                                                          --------                        ------
    Other                                                                 (87,000)                        99,000
                                                                          --------                        ------

       Net cash (used in) operating activities                           (453,000)                     (261,000)
                                                                         ---------                     ---------

Cash Flows From Investing Activities

    Net cash flows from securities                                         160,000                     1,425,000

    Loan originations and principal collections on loans                 1,069,000                     (920,000)

    Purchase of premises and equipment                                    (12,000)                      (24,000)

    Net proceeds from sale of other real estate owned                       39,000                             -
                                                                            ------                            --

       Net cash (used in) investigating activities                       1,256,000                       481,000
                                                                         ---------                       -------

Cash Flows From Financing Activities

     Net increase in deposits                                          (1,674,000)                     (957,000)

     Decrease in other borrowings                                        (750,000)                             -

     Proceeds from issuance of stock                                       530,000                       305,000
                                                                           -------                       -------

        Net cash provided by financing activities                      (1,894,000)                     (652,000)
                                                                        ----------                      --------

        Increase in cash and cash equivalents                          (1,091,000)                     (432,000)

Cash and cash equivalents

     Beginning                                                           4,237,000                     2,405,000
                                                                         ---------                     ---------

     Ending                                                         $    3,146,000                 $   1,973,000
                                                                         =========                     =========

See Notes to Consolidated Financial Statements.

SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

Note 1.  Unaudited Financial Statements


The unaudited financial statements furnished reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the Company's financial position as of September 30, 1997 and 1996 and the results of operations for the nine months ended September 30, 1997 and 1996. The results for the nine month periods are not necessarily indicative of the operating results of the company for the entire year.

Note 2.  Subsequent Reverse Acquisition

On November 10, 1997, Southern Security Financial Corporation (SSFC) acquired all of the outstanding stock of the Company. For accounting purposes, the acquisition has been treated as a recapitalization of the Company, with the Company as the acquirer (reverse acquisition).

SSFC was a shell corporation registered under Section 12(g) of the Securities Exchange Act of 1934 and incorporated in the state of Delaware. Prior to November 10, 1997, SSFC had no business operations or significant assets or liabilities. As a result of the reverse acquisition, the 602,500 shares of common stock of SSFC outstanding immediately prior to the transaction were converted into 256,088 shares of common stock of SSFC and 4,970,204 shares of common stock of SSFC were issued to the stockholders of the Company in exchange for all of their oustanding stock. Subsequent to the reverse acquisition, SSFC changed its name to Southern Security Bank Corporation.

                                           INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
Southern Security Bank Corporation and Subsidiary

Boca Raton, Florida

We have audited the accompanying consolidated balance sheet of Southern Security Bank Corporation and subsidiary as of December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Security Bank Corporation and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 15 to the financial statements, the Company entered into a written agreement with the Federal Reserve Bank ("FRB") which requires, among other things, that the Bank meet prescribed minimum capital requirements. Although the Bank met these capital requirements at December 31, 1996, the Bank's ability to meet the prescribed capital requirements in the future is uncertain. Failure to meet these requirements may result in one or more regulatory sanctions, including restricting as to the source of deposits and the appointment of a conservator. Management's plans concerning these matters are described in Note 15.

/s/ McGladrey & Pullen, LLP

Fort Lauderdale, Florida
March 14, 1997

                          INDEPENDENT AUDITORS REPORT


To the Board of Directors and Stockholders
Southern Security Bank Corporation and Subsidiary
Hollywood, Florida


We have audited the accompanying consolidated balance sheet of Southern Security Bank Corporation and subsidiary as of December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Security Bank Corporation and subsidiary as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 15 to the financial statements, the Company entered into a written agreement with the Federal Reserve Bank ("FRB") which requires, among other things, that the Bank meet prescribed minimum capital requirements. Although the Bank met these capital requirements at December 31, 1995, the Bank's ability to meet the prescribed capital requirements in the future is uncertain. Management's plans concerning these matters are described in Note 15.



Pompano Beach, Florida                            /s/ Wm. C. Barnett, CPA
June 10, 1997

SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
December 31, 1996 and 1995


ASSETS                                                                      1996                       1995
                                                                            ----                       ----

Cash and due from banks (Note 2)                                       $  3,005,602                 $1,392,862

Federal funds sold                                                        1,231,000                    1,012,000
                                                                          ---------                    ---------

   Total cash and cash equivalents                                        4,236,602                    2,404,862

Securities held to maturity (Note 3)                                      2,108,882                    1,644,863

Securities available for sale (Note 3)                                    1,377,545                    3,363,079

Federal Reserve Bank stock, at cost                                       59,500                       53,800

Loans, net (Notes 4, 11 and 15)                                           11,414,773                   9,343,107

Premises and equipment (Note 5)                                           430,275                      439,156

Other real estate owned                                                   489,804                      489,804

Accrued interest receivable                                               106,715                      130,654

Other assets                                                              96,896                       198,209
                                                                          ---------                    ---------

                                                                          20,320,992                   18,067,534
                                                                          ==========                   ==========


See Notes to Consolidated Financial Statements.




LIABILITIES AND STOCKHOLDERS' EQUITY                                                                1996                1995
                                                                                                    ----                ----

Liabilities:

   Noninterest-bearing deposits                                                                $    5,847,168       $  3,615,650

   Interest-bearing deposits (Note 6)                                                              12,409,035         12,820,529
                                                                                                   ----------         ----------

              Total deposits                                                                       18,256,203         16,436,179

   Securities sold under repurchase                                                                   750,000                  -
   agreements

   Notes Payable (Note 8)                                                                             250,000            250,000

   Other liabilities                                                                                  305,805            349,778
                                                                                                      -------            -------

              Total liabilities                                                                    19,562,008         17,035,957
                                                                                                   ----------         ----------

Commitments and contingencies (Note 15)

Minority interest in subsidiary                                                                        37,816             45,800
                                                                                                       ------             ------

Stockholders' equity (Notes 3, 9, 10, and 13):

   Series A voting convertible preferred
   stock, $.01 par

      value; $1.50 liquidation value;
      1,200,000 shares

      authorized; issued and outstanding
      1996 596,622 shares;

      1995 1,002,624 shares                                                                             5,966             10,026

   Class A voting common stock, $.01 par
   value; 20,000,000

      shares authorized; issued and
      outstanding 1996

      9,856,664 shares; 1995 8,893,442                                                                 98,567             88,934
      shares

   Capital surplus                                                                                  3,259,822          2,933,995

   Accumulated (deficit)                                                                          (2,619,576)        (2,064,237)
                                                                                                    ---------          ---------

                                                                                                      744,779            968,718





   Unrealized gain (loss) on securities
   available for

      sale, net (Note 3)                                                                             (23,611)             17,059
                                                                                                       ------             ------

                     Total stockholders' equity                                                       721,168            985,777
                                                                                                      -------            -------

                                                                                                 $ 20,320,992        $18,067,534
                                                                                                   ==========         ==========


SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 1996 and 1995

                                                                                                1996                        1995
                                                                                                ----                        ----

Interest income:

   Interest and fees on loans                                                              $ 1,077,786                 $  883,351

   Interest and dividends on securities                                                        280,152                    158,756

   Interest on federal funds sold                                                               46,831                    118,105
                                                                                                 -----                    -------

                                                                                             1,404,769                  1,160,212

Interest expense:

   Deposits                                                                                    591,883                    524,592
                                                                                               -------                    -------

              Net interest income                                                              812,886                    635,620

Provision for loan losses (Note 4)                                                               8,000                          -
                                                                                                 -----                        ---

              Net interest income after                                                        804,886                    635,620
              provision for loan losses                                                        _______                    _______

Other income:

   Service charges on deposit accounts                                                          70,062                     51,108

   Securities losses, net (Note 3)                                                             (6,697)                          -

    Other                                                                                       44,162                     83,111
                                                                                                ------                     ------

              Total other income                                                               107,527                    134,219
                                                                                               -------                    -------


Other expenses:

   Salaries and employee benefits                                                              685,646                    701,575

   Occupancy and equipment                                                                     333,710                    367,838

   Other                                                                                       454,877                    427,890
                                                                                               -------                    -------

              Total other expenses                                                           1,474,233                  1,497,303
                                                                                             ---------                  ---------

              Net (loss) before minority
              interest in net loss of subsidiary                                              (561,820)                  (727,464)

Minority interest in net loss of                                                                 6,481                     13,332
subsidiary                                                                                       _____                     ______

                  Net (loss)                                                              $  (555,339)               $  (714,132)
                                                                                               =======                    =======

Net loss per common share and common equivalent
   share (Note 17)                                                                        $     (0.05)               $     (0.07)
                                                                                               =======                    =======

See Notes to Consolidated Financial Statements.


SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1996 and 1995
                                                                                                Unrealized
                                                                                                Gain (Loss)
                                                                                                on
                                                                                                Securities
                         Preferred Stock          Common Stock        Paid-In     Accumulated   Available for
                         Shares    Amount       Shares      Amount    Capital     (Deficit)     Sale, Net      Total
Balance, December 31,     624,264  $  6,243     7,632,244   $ 76,322  $ 2,004,490 $ (1,350,105) $ (8,461)      $ 728,489
1994

  Net (loss)                    -         -             -        -            -     (714,132)        -          (714,132)

  Issuance of stock in
   private placements     378,360     3,783     1,261,198     12,612      929,505            -         -         945,900

  Net change in
  unrealized
  gain (loss) on
  securities
  available-for-sale            -         -             -         -            -            -    25,520           25,520
  (Note 3)

Balance, December 31,   1,002,624  $ 10,026     8,893,442   $ 88,934  $ 2,933,995 $ (2,064,237) $ 17,059       $ 985,777
1995

  Net (loss)                    -         -             -         -            -     (555,339)        -         (555,339)

  Issuance of stock in
   private placements      29,558       296       527,662      5,277      325,827            -         -         331,400

  Conversion of
  preferred
   stock (Note 9)        (435,560)   (4,356)      435,560      4,356            -            -         -            -

  Net change in
  unrealized
   gain (loss) on
   securities
   available-for-sale           -         -             -         -            -            -   (40,670)        (40,670)
   (Note 3)

Balance, December 31,     596,622   $ 5,966     9,856,664   $ 98,567  $ 3,259,822 $ (2,619,576) $(23,611)    $  721,168
1996                      =======     =====     =========     ======    =========    =========    ======        =======

See Notes to Consolidated Financial Statements.


SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 1996 and 1995




                                                                                        1996                       1995
                                                                                        ----                       ----


Cash Flows From Operating Activities

   Net (loss)                                                                             $  (555,339)               $  (714,132)

   Adjustments to reconcile net (loss) to
   net cash provided by

      operating activities:

      Net (accretion) on securities                                                            (1,931)                    (4,126)


      Provision for loan losses                                                                  8,000                          -

      Depreciation and amortization                                                             65,254                     58,707

      Securities losses, net                                                                     6,697                          -

      Minority interest in net income of                                                       (6,481)                   (13,332)
      subsidiary

      Decrease (increase) in:

     Accrued interest receivable                                                                23,939                   (70,230)

     Other assets                                                                               21,105                     54,983

      Increase in other liabilities                                                             36,235                    147,155
                                                                                                ------                    -------

              Net cash (used in) operating                                                   (402,521)                  (540,975)
              activities                                                                       _______                    _______

Cash Flows From Investing Activities

   Net cash flows from securities (Note                                                      1,474,576                (3,411,905)
   16)

   Purchase of Federal Reserve Bank stock                                                      (5,700)                   (16,400)

   Loan originations and principal                                                           (289,132)                (1,918,981)
   collections on loans

   Purchases of loans                                                                      (1,790,534)                          -

   Purchase of premises and equipment                                                         (56,373)                   (57,374)

   Proceeds from sale of other real estate                                                           -                    206,065
   owned

              Net cash (used in) investing                                                   (667,163)                (5,198,595)
              activities                                                                       _______                  _________



Cash Flows From Financing Activities

   Proceeds from notes payable                                                                 750,000                          -

   Net increase in deposits                                                                  1,820,024                  5,753,170

   Proceeds from issuance of stock                                                             331,400                    945,900
                                                                                               -------                    -------

              Net cash provided by financing                                                 2,901,424                  6,699,070
              activities                                                                     _________                  _________



              Increase in cash and cash                                                      1,831,740                    959,500
              equivalents

Cash and cash equivalents

   Beginning                                                                                 2,404,862                  1,445,362
                                                                                             ---------                  ---------

   Ending                                                                                 $  4,236,602                 $2,404,862
                                                                                             =========                ===========

See Notes to Consolidated Financial Statements.

Note 1.  Summary of Significant Accounting Policies

Description of business: Southern Security Bank Corporation (the "Corp.") provides a full range of banking services to individual and corporate customers in Southeast Florida through its subsidiary bank.

Basis of presentation: The financial statements of Southern Security Bank Corporation and its subsidiary have been prepared in conformity with generally accepted accounting principles and conform to predominate practice within the banking industry. In preparing the financial statements, the Corp.'s management is required to make estimates and assumptions which significantly affect the amounts reported in the financial statements. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and the fair value of securities. Actual results could differ from those estimates.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Southern Security Bank Corporation and its majority-owned subsidiary, Southern Security Bank of Hollywood (the "Bank"). All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and cash flows: Cash and cash equivalents includes cash and due from banks, and federal funds sold. For purposes of reporting cash flows, loans and deposits are reported net.

Securities held to maturity: Debt securities for which the Bank has both the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. Amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, is included in interest income.

In November 1995, the FASB issued a Special Report on implementation of SFAS No.
115. The Special Report included a transition provision which permitted all entities to reassess the appropriateness of securities classifications and permitted the transfer of securities between classifications by December 31, 1995. On December 28, 1995, $1.2 million of securities held to maturity with aggregate unrealized losses of $2,600 were transferred to securities available for sale.

Securities available for sale: Securities classified as available-for-sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors.

Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of stockholders' equity, net of the related deferred tax effect. The amortization of premiums and accretion of discounts, computed by the interest method over the contractual lives of the applicable securities are included in interest income. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

Declines in the fair value of individual securities classified as either held to maturity or available for sale below their amortized cost that are determined to be other than temporary result in write-downs of the individual securities to their fair value with the resulting write-downs included in current earnings as realized losses.

Loans: Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal, net of unearned discount, net loan origination fees and costs, and an allowance for loan losses.

Loan origination and commitment fees and certain direct loan origination costs are being deferred and recognized over the expected life of the related loan as an adjustment of yield. The Bank is generally amortizing these amounts over the contractual life. Commitment fees based upon a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.

Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. For impaired loans, accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Interest income is recognized on those loans only upon receipt.

A loan is impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

Premises  and  equipment:  Premises  and  equipment  are  stated  at  cost  less
accumulated   depreciation.   Depreciation   is  computed   principally  by  the
straight-line methods over the following estimated useful lives:

                                                       Years

Leasehold improvements                                5 - 10
Furniture and equipment                               3 - 12

Other real estate owned: Real estate acquired through foreclosure or deed in lieu of foreclosure represents specific assets to which the Company has acquired legal title in satisfaction of indebtedness. Such real estate is recorded at the property's fair value at the date of foreclosure (cost). Initial valuation adjustments, if any, are charged against the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated cost to dispose are recorded as necessary. Revenues and expenses related to holding and operating these properties are included in operations.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss or tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair value of financial instruments: SFAS No. 107, Disclosures about Fair Value of Financial Instruments requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The fair value estimates presented are based on pertinent information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amount, such amounts have not been comprehensively revalued for purposes of these financial statements since these dates and therefore, current estimates of fair value may differ significantly from the amounts presented in these financial statements.

Current accounting development: The Financial Accounting Standards Board has issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which becomes effective for certain transactions occurring after December 31, 1996 and for other transactions occurring after December 31, 1997. The Statement does not permit earlier or retroactive application. The Statement distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. The Statement also establishes standards on the initial recognition and measurement of servicing assets and other retained interests and servicing liabilities, and their subsequent measurement.

The Statement requires that debtors reclassify financial assets pledged as collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets. In addition, the Statement requires that a liability be derecognized only if the debtor is relieved of its obligation through payment to the creditor or by being legally released from being the primary obligor under the liability either judicially or by the creditor.

Management does not believe the application of the Statement to transactions of the Bank that have been typical in the past will materially affect the Bank's financial position and results of operations.

Note 2.  Restrictions on Cash and Due From Banks

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. Required reserve balances were completely satisfied by cash on hand at December 31, 1996 and 1995.

Note 3. Investment Securities

Securities held to maturity: The amortized cost and fair values of securities held to maturity as of December 31, 1996 and 1995 are summarized as follows:

                                                                                   1996
                                                                      -------------------------------


                                                                               Gross                  Gross
                                                  Ammortized              Unrealized             Unrealized
                                                        Cost                   Gains                 Losses      Fair Values
                                                   ---------               ---------             ----------      -----------

U. S. Government
corporations and
agencies

                                                $  1,399,327                   $   -               (22,708)      $ 1,376,619




Mortgage-backed                                      709,555                   7,518                      -          717,073
securities                                           _______                   _____                                 _______

                                                $  2,108,882                  $7,518               (22,708)     $  2,093,692
                                                   =========                   =====                 ======        =========




                                                           1995
                                                           ----

                                                                               Gross                  Gross
                                                  Ammortized              Unrealized             Unrealized
                                                        Cost                   Gains                 Losses           Fair Values
                                                   ---------               ---------             ----------           -----------


U. S. Government
corporations
  and agencies

                                                $  1,401,642                $  6,732                  (937)             $ 1,407,436

Mortgage-backed                                      243,222                   4,720                      -                 247,942
securities                                           _______                   _____                                        _______

                                                $  1,644,863                $ 11,452                  (937)             $ 1,655,378
                                                   =========                   =====                    ===               =========


The amortized cost and fair values of securities held to maturity at December 31, 1996, by contractual maturity, are shown below.

                                               Amortized               Fair
                                               Cost                    Values
                                            ---------                  ------


Due after five years through        $       899,327   $                 887,089
ten years

Due after ten years                         500,000                     489,530

Mortgage-backed securities                  709,555                     717,073

                                    $     2,108,882   $               2,093,692


Gross losses of $1,453 were recognized on securities held to maturity in the year ended December 31, 1996 as a result of the disposition of a security that was called by the maker.

Securities held to maturity with a carrying amount of approximately $475,000 and $402,000 at December 31, 1996 and 1995, respectively, were pledged as collateral on trustee deposits and repurchase agreements.

Securities available for sale: The amortized cost and fair values of securities available for sale as of December 31, 1996 and 1995 are summarized as follows.


                                                              1996
                                                              ----
                                           Gross         Gross
                           Amortized     Unrealized    Unrealized    Fair
                              Cost         Gains         Losses      Value
                           ---------     ----------    ----------    -----

Mortgage-backed
securities                 $1,390,201    $ 2,852        (15,508)     $1,377,545


                                                                               1995
                                                                          ---------------

                                                                                           Gross                          Gross
                           Amortized                   Unrealized                     Unrealized                             Fair
                                Cost                        Gains                         Losses                           Values
                           ---------                   ----------                      ---------
                                                                                                                          -------


U.S. Government
corporations and
agencies                 $ 1,690,860                      $     -                      $(12,795)                      $ 1,678,065

Mortgage-backed            1,654,475                       31,594                        (1,055)                        1,685,014
securities
                           ---------                       ------                         ------

                         $ 3,345,335                     $ 31,594                      $(13,850)                      $ 3,363,079

                           =========                       ======                        =======                        =========




Contractual maturities of mortgage-backed securities available for sale are not disclosed because borrowers have the right to call or repay obligations with or without call or repayment penalties.



Gross realized losses from the sale of securities available for sale for the year ended December 31, 1996 were $5,244. No securities available for sale were sold in the year ended December 31, 1995.



Securities available for sale with a carrying amount of approximately $715,000 and $250,000 at December 31, 1996 and 1995, respectively, were pledged as collateral on trustee deposits and for repurchase agreements.



Changes in the unrealized loss on securities available for sale are as follows:



                                                                                                Years Ended

                                                                                                December 31,

                                                                                                 1996                       1995

                                                                                             --------                  ---------


Balance, beginning                                                                          $  17,059                  $ (8,461)

   Net change in unrealized gains                                                            (42,373)                     26,712
   (losses) during the year

   Amortization of unrealized loss on
   security transferred

        to held to maturity                                                                       145                          -

   Allocation of changes to minority                                                            1,558                    (1,192)
   interest in subsidiary

Balance, ending                                                                             $(23,611)                    $17,059


Note 4. Loans



The composition of net loans as of December 31, 1996 and 1995 is as follows:



                                                                                           1996                  1995

                                                                                           ----                  ----



Commercial                                                                                       $3,641,451             $2,734,280

Commercial real estate                                                                            3,342,084              1,815,355

Residential real estate                                                                           3,627,871              3,183,972

Consumer                                                                                            915,062              1,745,659

Other                                                                                                57,953                 19,900

                                                                                                 11,584,421              9,499,256

                                                                                                 ----------              ---------

   Allowance for loan losses                                                                      (196,140)              (182,832)

     Deferred loan costs, net                                                                        26,492                 26,683

                                                                                                     ------                 ------

Loans, net                                                                                      $11,414,773             $9,343,107

                                                                                                 ==========              =========




Activity in the allowance for loan losses for the years ended December 31, 1996 and 1995 was as follows:






                                                         1996             1995

                                                   ----------        ---------

Balance, beginning                      $             182,832      $   168,767

Provision for loan losses                               8,000                -

Recoveries of amounts charged off                      10,634           14,065

Amounts charged off                                   (5,326)                -

Balance, ending                         $             196,140      $   182,832



The Bank's recorded investment in impaired loans was $56,124 and none at December 31, 1996 and 1995, respectively. The specific SFAS No. 114 allowance associated with impaired loans, and included in the allowance for loan losses, at December 31, 1996 was $24,073. The average recorded investment in impaired loans during 1996 and 1995 was $45,000 and $50,000, respectively. Interest income on impaired loans, recognized for cash payments received in 1996 and 1995, was not significant.


Note 5.  Premises and Equipment



The  major  classes  of  premises  and  equipment  and  the  total   accumulated
depreciation as of December 31, 1996 and 1995 are as follows:




                                                                                      1996                            1995

                                                                                  --------                        --------



Leasehold improvements                                                           $ 675,332                        $671,007

Furniture, fixtures, and                                                           536,105                         578,937
equipment
                                                                                 ---------                         -------

                                                                                 1,211,437                       1,249,944

Less accumulated depreciation                                                      781,162                         810,788
and amortization
                                                                                 ---------                        --------

                                                                                 $ 430,275                       $ 439,156



Note 6. Deposits



The composition of interest-bearing deposits at December 31, 1996 and 1995 is as follows:


                                                               1996                       1995

                                                         ----------                 ----------

Now accounts                                             $1,167,277                 $1,220,545

Money markets                                             3,584,884                  3,400,278

Savings accounts                                            363,789                    297,727

Certificates of deposit less than                         5,203,073                  5,801,979
$100,000

Certificates of deposit of                                2,090,012                  2,100,000
$100,000 or more
                                                        -----------                -----------

   Total                                                $12,409,035                $12,820,529

                                                        ===========                ===========



At December 31, 1996, the scheduled maturities of certificates of deposit are as follows:




Years ending December 31,

1997             $               6,358,240

1998                               928,845

2001                                 6,000

                 $               7,293,085



NOte 7. Income Taxes



The net cumulative tax effects of the primary temporary differences as of December 31, 1996 and 1995 are shown in the following table:



                                                                                    1996                     1995

                                                                                --------                 --------




Deferred tax assets:

Allowances for loan losses                                                             -                    1,800

   Other real estate owned                                                        25,200                   25,200
   writedowns

   Premises and equipment                                                         47,900                   49,600

   Net operating loss carryforward                                             2,568,900                2,382,700

   Accrual to cash conversion for                                                 40,100                    8,000
   income taxes

   Unrealized loss on securities                                                   4,800                        -
   available for sale

   Other                                                                           2,300                    2,300

                                                                               ---------                ---------

              Total deferred tax assets                                        2,689,200                2,469,600

                                                                              ----------                ---------

Deferred tax liabilities:

   Allowances for loan losses                                                    (6,800)                        -

   Deferred loan costs                                                           (9,900)                 (10,000)

   Unrealized gain on securities                                                       -                  (6,700)
   available for sale
                                                                                 -------                 --------


              Total deferred tax                                                (16,700)                 (16,700)
              liabilities
                                                                                --------                 --------

                                                                               2,672,500                2,452,900

Valuation allowance for deferred                                             (2,672,500)              (2,452,900)
tax assets
                                                                             -----------              -----------

              Net deferred tax assets                                                  -                        -

                                                                             ===========              ===========




The Company has recorded a valuation allowance on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. No income tax benefits have been provided for the years ended December 31, 1996 and 1995, because the results of operations do not provide evidence that the net operating losses available for carryforward will be utilized in the future.





The Bank has available federal net operating loss carryforwards approximating the following at December 31, 1996:




Expiring December 31,

---------------------

2002                   143,000

2003                   998,000

2004                   500,000

2005                   759,000

2006                   526,000

2007                   935,000

2008                   905,000

2009                   872,000

2010                   898,000

2011                   313,000

                      --------

                    $6,849,000

                     =========




Note 8. Notes Payable



The Company has an unsecured note payable to a trust affiliated with a shareholder in the amount of $100,000 at December 31, 1996. The note is due June 30, 1997 and interest is payable quarterly at 8.0%. The due date of the note is automatically extended for additional periods of six months at each due date unless the lender provides 30 days notice of its intent not to permit additional extensions.



The Company also has unsecured notes payable to two directors and officers in the total amount of $150,000 at December 31, 1996. The notes are due on demand and are noninterest bearing.



Note 9. Preferred Stock



The Series A preferred stock is convertible into common stock on a share-for-share basis upon the occurrence of certain events. Dividends are payable quarterly, when declared by the Board of Directors, on the Series A preferred stock at an annual rate of $.05 per share. Accumulated but unpaid dividends for any past quarterly dividend periods will be cumulative and accrue without interest. No dividends may be declared or paid on common stock of the Company and no common stock shall be redeemed until all dividends in arrears on the Series A preferred stock have been paid. In addition, holders of Series A preferred stock shall also receive a dividend any time a dividend is declared on the Class A common stock generally on a share for share basis. No dividends have been declared on the Series A preferred stock since the inception of the Company. Accrued but unpaid dividends at December 31, 1996 and 1995 totaled approximately $120,000 and $70,000, respectively.



Shares of Series A preferred stock may be either converted to Class A common stock, generally on a share for share basis, or redeemed at a price of $1.50 per share plus the amount of any dividends in arrears, in the event the Company files a registration statement. Shares of Series A preferred stock may be redeemed at a price of $1.50 per share plus the amount of any dividends in arrears, in the event the Company (1) merges with another company and does not remain as the continuing corporation, (2) sells or transfers all or substantially all of its assets to another corporation, or (3) the Company is liquidated, dissolved or otherwise winds up its business. In the event of a stock split, reverse stock split or stock dividend resulting in an increase or decrease in the number of shares of common stock outstanding, the conversion price of the Series A preferred stock shall be correspondingly increased or decreased proportionately.

In addition, 5 million shares of Class B nonvoting convertible common stock have been authorized by the Company. No such shares have been issued and none were outstanding at either December 31, 1996 or 1995.

Note 10. Stock Options



Under the Incentive Stock Option Plan (the "Plan") adopted by the Bank in 1988, the Bank is authorized to grant options for the purchase of up to 20% of the outstanding common shares of the Bank, or 380,000 shares at December 31, 1996. All directors, officers and employees of the Bank are eligible to receive options to purchase shares of common stock at the fair value of the stock at the date of grant, but in no event may the price be less than the par value of such stock. The Plan expires March 19, 1998 and no additional options may be granted after that date under the Plan. The weighted-average remaining life of options outstanding at December 31, 1996 and 1995 is 6.9 years and 7.5 years, respectively.



A summary of the options for the purchase of common stock of the Bank outstanding as of December 31, 1996 and 1995, and changes during the years then ended is presented below. The fair value of each option grant is estimated on the date of grant using the present value with the following weighted-average assumptions used for grants in 1996 and 1995: risk-free interest rates of 7 percent and expected lives of 6 years for 1996 and 7 years for 1995.





                                                           1996                                 1995
                                                           ----                                 ----

                                                      Weighted-Average                           Weighted-Average



                                                     Shares     Exercise                       Shares                      Exercise
                                                                Price                                                      Price


Outstanding at                                       193,930     $1.00                           3,130                      $1.00
beginning of year

Granted                                              137,760     1.00                          194,520                       1.00


Exercised                                                  -                                         -

Forfeited                                           (12,000)                                   (3,720)

                                                      ------                                      ----

Outstanding at end                                   319,690     1.00                          193,930                       1.00
of year
                                                     =======                                   =======

Options exercisable                                  319,690     1.00                          193,930                       1.00
at year-end
                                                     =======                                   =======

Weighted-average
fair value of
options granted
during the year

                                                                $0.09                                                       $0.10



In addition to the plan discussed above, the Company has granted stock options for the purchase of shares of common stock of the Company to directors of the Company under various compensation agreements and actions of the Board of Directors, representing a majority of the shareholders. All options for the purchase of common stock of the Company expire 10 years from the date of issue. The weighted-average remaining life of options outstanding at December 31, 1996 and 1995 was 7.6 years and 8.6 years, respectively.

A summary of the options for the purchase of common stock of the Company outstanding as of December 31, 1996 and 1995, and changes during the years then ended is presented below. The fair value of each option grant is estimated on the date of grant using the present value with the following weighted-average assumptions used for grants in 1996 and 1995: risk-free interest rates of 7 percent and expected lives of 9 years for both years.



                                     1996                                           1995
                                     ----                                           -----

                                Weighted-Average                            Weighted-Average


                             Shares        Exercise                        Shares                         Exercise
                                           Price                                                          Price


Outstanding at               1,898,402     $0.09                           1,628,000                      $0.08
beginning of year

Granted                        103,000      0.09                             270,402                       0.09


Exercised                            -                                             -

Forfeited                            -                                             -
                              --------                                       -------


Outstanding at end           2,001,402     0.09                            1,898,402                       0.09
of year                      =========                                     =========

Options exercisable          2,001,402     0.09                            1,774,949                       0.09
at year-end                  =========                                     =========

Weighted-average
fair value of
options granted
during the year

                                          $0.04                                                           $0.04



The Company and its subsidiary apply APB Opinion 25 and related Interpretations in accounting for their plans. Accordingly, no compensation cost has been recognized for the stock options discussed above. Had compensation cost for the Company's stock options been determined based on the fair value at the grant dates for awards under those plans, the Company's net loss and loss per common share and common equivalent share would have been increased to the pro forma amounts indicated below:

                                              1996           1995
                           -----------------------------------------
Net loss                   As reported    $  (555,339)  $  (714,132)
                           Pro forma         (572,000)     (744,000)

Net loss per common share
and common equivalent
share                      As reported          (0.05)        (0.07)
                           Pro forma            (0.05)         (0.07)

Note 11. Related-Party Transactions

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, significant stockholders, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties). Aggregate loans to, or guaranteed by, these related parties totaled approximately $705,000 and $836,000 at December 31, 1996 and 1995, respectively.

Note 12. Leases

The Bank leases its facilities under a noncancelable agreement which expires December 31, 2003, with one ten-year renewal option. The approximate future minimum lease payments, as reduced by minimum sublease income, under this lease as of December 31, 1996, are as follows:


Years ending December 31                    Amount
------------------------                  ---------


1997                                    $   232,016

1998                                        268,650

1999                                        294,735

2000                                        303,577

2001                                        312,684

Thereafter                                  653,792

     Total minimum lease                $ 2,065,454
payments                                  =========



Total lease expense for the years ended December 31, 1996 and 1995 approximated $226,900 and $203,600, respectively, net of sublease income of approximately $40,600 and $58,700, respectively, and is included in occupancy and equipment expense in the accompanying consolidated statements of income.

Note 13. Restrictions on Retained Earnings and Regulatory Capital
Requirements

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1996, no retained earnings were available for dividend declaration without regulatory approval.

The Bank is subject to various capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off- balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets (all defined in the regulations). Management believes the Bank meets all capital adequacy requirements to which it is subject as of December 31, 1996.

As of December 31, 1996, the most recent notification from the Federal Reserve categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are also presented in the table below:

                                                                                                  To Be Well
                                                                          For Capital             Capitalized Under
                                                                          Adequacy                Prompt Corrective
                                        Actual                            Purposes                Action Provisions

As of December 31,
1996:
   Total Capital
   (to Risk-
   Weighted Assets)
                               $1,238,319             11.2%                $881,360               8.0%          $1,101,700     10.0%
   Tier I Capital
   (to Risk-
   Weighted Assets)
                               $1,099,885             10.0%                $440,680               4.0%            $661,020      6.0%
   Tier I Capital
   (to Average
   Assets)
                               $1,099,885              6.6%                $670,440               4.0%            $838,050      5.0%

As of December 31, 1995:
   Total Capital
   (to Risk-
   Weighted Assets)
                               $1,303,647             13.7%                $763,775               8.0%            $954,719     10.0%
   Tier I Capital
   (to Risk-
   Weighted Assets)
                               $1,183,523             12.4%                $381,888               4.0%            $572,832      6.0%
   Tier I Capital
   (to Average
   Assets)
                               $1,183,523              6.7%                $710,440               4.0%            $888,050      5.0%


Note 14. Regulatory Matters and Going Concern Considerations

On  April  13,  1995,  the  Company  entered  into  a  written   agreement  (the
"Agreement") with the Federal Reserve Bank of Atlanta (the "FRB"). Among other items, the written agreement:

a. Prohibits the declaration or payment of dividends by the Company without the prior written approval of the FRB;

b. Requires the Company to submit a written plan to maintain an adequate capital position which, at a minimum, addresses and considers (i) current and future capital requirements of the Bank, including the maintenance of adequate capital ratios,
     (ii) the volume of the Bank's adversely classified assets,
     (iii) the Bank's anticipated level of earnings, and (iv) the source and timing of additional funds that may be necessary to fulfill future capital requirements;

c. Prohibits any additional borrowings by the Company, or any payments on existing debt of the Company, without the prior written approval of the FRB;

d. Prohibits the Company from entering into new financial transactions, or amending the terms of existing agreements, with related parties, without the prior written approval of the FRB; and,

e. Prohibits the Company from entering into any transaction with the Bank without the prior written approval of the FRB.

On March 17, 1992, the Bank entered into a written agreement (the "Agreement") with the Federal Reserve Bank of Atlanta (the "FRB") and the State of Florida Department of Banking and Finance (the "Department"). In addition to requiring the Bank to implement certain operating administrative policy and procedure changes, the written agreement:

a. Prohibits the declaration or payment of dividends by the Bank without the prior written approval of the FRB and the Department;

b. Requires the Bank to submit a written plan to maintain an adequate capital position which, at a minimum, addresses and considers (a) current and future capital requirements including the maintenance of minimum capital ratios, (b) the volume of adversely classified assets, (c) the Bank's anticipated level of retained earnings, and (d) the source and timing of additional funds that fulfill future capital requirements;
c. Requires that, in the event the Bank's leverage ratio falls below 6.25%, the Bank notify the FRB and the Department about the capital deficiency and submit a written statement detailing the steps to be taken to increase the leverage ratio; and,

d. Requires the Bank to maintain at all times an allowance for loan losses not less than 1.53% of total loans.

As shown in the financial statements, the Company incurred net losses of $555,339 and $714,132 during the years ended December 31, 1996 and 1995, respectively. Although the Bank met the minimum regulatory capital requirements prescribed by the Federal Reserve Board, Federal Deposit Insurance Corporation, and the State of Florida Department of Banking and Finance at December 31, 1996, the Bank's ability to meet the prescribed capital requirements in the future is uncertain. Failure to meet these capital requirements may result in one or more regulatory sanctions, including restrictions as to the source of deposits and the appointment of a conservator. In the Company's written plan submitted to the FRB, as well as the Bank's written plan submitted to the FRB and the State of Florida Department of Banking and Finance, management has indicated that it intends to raise additional capital through the sale of common stock. It is the opinion of management that the future of the Company is dependent on additional capital to be raised through this sale of additional common stock. There can be no assurance that such sale can be accomplished.

Note 15. Commitments and Contingencies

Financial  instruments  with  off-balance-sheet  risk:  The  Bank is a party  to financial instruments with off-balance-sheet risk in the normal course of business, to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized on the consolidated balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the counterparty to the financial instruments for commitments to extend credit and letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on- balance-sheet instruments.

These commitments were as follows at December 31, 1996 and 1995:

                                                        1996                         1995
                                                        ----                         ----
Commitments to extend credit                         $1,536,653                 $ 1,391,395
Standby letters of credit                                58,632                           -
                                                     ----------                 -----------
                                                     $1,594,985                 $ 1,391,395
                                                      =========                  ==========

Commitments to extend credit are commitments to lend to a
customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if any, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include cash, accounts receivable, inventory, property, plant and equipment, and residential and commercial real estate.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, construction bonding, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The collateral varies but may include accounts receivable, inventory, property, plant and equipment, and residential and commercial real estate.

Contingencies: In the normal course of business, the bank is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Bank's financial statements.

In addition, the Company has executed employment agreements with two individuals who are both officers and directors of the Company. Under the terms of the employment agreements, the Company has agreed to pay base salaries and certain other benefits and compensation to the two officers. The actual amounts paid through December 31, 1996 are less than the amount contractually due under the employment agreements by approximately $385,000. The two individuals have voluntarily agreed not to demand the payment of such additional amounts due to them until such time, if ever, that certain conditions are met.

The employment agreements also include provisions requiring the payment of certain amounts upon the occurrence of certain events leading to the termination of employment such as a change in control of the Company, death or disability.

Financial instruments with concentration of credit risk: The Bank makes commercial, residential and consumer loans to customers primarily in Southeast Florida. A substantial portion of its debtors' abilities to honor their contracts is dependent upon the local economy. The economy of the Bank's primary market area is not heavily dependent on any individual economic sector.


Interest rate risk: The Bank assumes interest rate risk as a result of its normal operations. As a result, the fair values of the Bank's financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to manage interest rate risk. However, borrowers with fixed-rate obligations are more likely to prepay in a falling rate environment and less likely to prepay in a rising rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to manage interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.

Note 16. Additional Cash Flow Information


                                                                                                Years Ended December 31,

                                                                                        1996                          1995
                                                                                        ----                          ----

Cash flows from securities:

   Securities available for sale:

      Sales                                                                           $1,173,016                    $        -

      Maturities and paydowns                                                            252,964                       551,155

      Purchases                                                                                -
                                                                                                                   (2,317,981)

   Securities held to maturity:

      Maturities and paydowns                                                            447,846                       555,751

      Purchases                                                                        (399,250)                   (2,200,830)
                                                                                         -------                     ---------

                                                                                      $1,474,576                  $(3,411,905)
                                                                                       =========                     =========

Supplemental disclosures of cash flow                                                  $ 632,532                     $ 524,592
information:                                                                             =======                       =======
    Cash payments for interest

Note 17.  Earnings per Common Share and Common Equivalent Share

The computation of earnings per common share and common equivalent share is based upon the weighted average number of common shares outstanding during the period. Earnings per common share and common equivalent share include the effect of the stock options mentioned in Note 10 as if the options had been exercised at the date the options were granted. The number of common shares outstanding was increased by the number of shares issuable under the stock options and this theoretical increase in the number of common shares was reduced by the number of common shares which are assumed to have been repurchased with the applicable portion of the proceeds from the exercise of the options.

Note 18.  Securities Sold Under Repurchase Agreements

Securities sold under agreements to repurchase generally mature within one month from the transaction  date. The securities sold under the repurchase  agreements are held in  safekeeping  for the  Bank and are  identified  as  pledged  by the safekeeping  agent.  Securities  sold under  agreements to  repurchase  averaged
approximately   $65,000   during  1996  and  the  average   interest   rate  was
approximately 5 percent.  The maximum amount outstanding at any time during 1996 was $750,000.  There were no securities  sold under  agreements to repurchase at any time during 1995.

Note 19.  Fair Value of Financial Instruments.

The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and short-term instruments approximated their fair values.

Investment securities (including mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, values are based on carrying values. Fair values for other loans are estimated on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Management believes that the allowance for loan losses is an appropriate indication of the applicable credit risk associated with determining the fair value of its loan portfolio and the allowance has been deducted from the estimate fair value of loans.

Accrued interest receivable: The carrying amount of accrued interest receivable approximates its fair value.

Off-balance sheet instruments: Fair values for the Bank's off-balance sheet instruments, primarily lending commitments, are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements. The fair value for such commitments are nominal.

Deposit liabilities: The fair values of demand deposits and passbook savings equal their carrying amounts which represents the amount payable on demand. The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair value at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Other liabilities: The carrying amount of other liabilities approximates their fair value.

Following is a summary of the carrying amounts and approximate fair values of the Bank's financial instruments at December 31, 1996 and 1995:

                                                            1996
                                                  -----------------------------
                                                  Carrying            Fair
                                                  Amount              Value
                                                  -----------------------------
Cash and cash equivalents                         $  4,236,602   $  4,236,602
Investment securities (including Federal
  Reserve Bank stock)                                3,545,927      3,530,737
Loans receivable                                    11,414,773     11,515,557
Accrued interest receivable                            106,715        106,715
Deposits                                            18,256,203     18,284,700
Other liabilities                                    1,305,805      1,305,805
Commitments to extend credit                                --             --


                                                            1995
                                                  -----------------------------
                                                  Carrying            Fair
                                                  Amount              Value
                                                  -----------------------------
Cash and cash equivalents                         $  2,404,862   $  2,404,862
Investment securities (including Federal
  Reserve Bank stock)                                5,061,742      5,072,257
Loans receivable                                     9,343,107      9,410,526
Accrued interest receivable                            130,654        130,654
Deposits                                            16,436,179     16,470,039
Other liabilities                                      599,778        599,778
Commitments to extend credit                                --             --


                                     SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SOUTHERN SECURITY BANK CORPORATION
                                            (Registrant)


Dated:  February 5, 1998                       By:  /s/James L. Wilson
                                                Name:  James L. Wilson
                                                Title:   Chief Executive Officer